Exhibit 32

Certification of Chief Executive and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “Report”) by Southside Bancshares, Inc. (“Registrant”), each of the undersigned hereby certifies that to his or her knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:	July 28, 2017	By:	/s/ LEE R. GIBSON
Lee R. Gibson, CPA
President and Chief Executive Officer

Date:	July 28, 2017	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Senior Executive Vice President and Chief Financial Officer